Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appears in AlphaSimplex Global Alternatives Fund (formerly, ASG Global Alternatives Fund), AlphaSimplex Managed Futures Strategy Fund (formerly, ASG Managed Futures Strategy Fund), AlphaSimplex Multi- Asset Fund (formerly, ASG Dynamic Allocation Fund), AlphaSimplex Tactical U.S. Market Fund (formerly, ASG Tactical U.S. Market Fund), Gateway Equity Call Premium Fund, Gateway Fund, Loomis Sayles Intermediate Municipal Bond Fund and Loomis Sayles Strategic Alpha Fund's Annual Report on Form N- CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Financial Statements", "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts

April 24, 2020